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                                                                                  Exhibit 99.2

FOR:                       MEDIX RESOURCES, INC.

CONTACT:                   John R. Prufeta, President and CEO
                           (212) 697-2509
                           (212) 681-9817 (fax)
                           jprufeta@cymedix.com
KCSA INVESTOR              Christine Scandia Stone / Sarah Shepard
CONTACTS:                  (212) 896-1270 / (212) 896-1236
                           (212) 697-0910 (fax)
                           cstone@kcsa.com / sshepard@kcsa.com

                                                                          FOR IMMEDIATE RELEASE

                                     MEDIX RESOURCES CLOSES ON FINANCING
                                   PROVIDING $2.5MM FROM A PRIVATE INVESTOR
                                                    ------

NEW  YORK,  January  12,  2001 -  Medix  Resources  (AMEX:  MXR),  the  e-health connectivity  technology  Company,  today  announced  the  closing  of a private placement  of a line of credit for  convertible  debt with a single  undisclosed investor,  which will permit Medix to draw down up to  $2,500,000  over the next ten months if  conditions  for the  draw-downs  are  satisfied.  Medix drew down
$750,000 of the line at the closing.

     Interest  on the funds  advanced  will be 10% per annum,  and the debt will mature on January  10,  2002.  Under  certain  circumstances,  at the  Company's option, the debt may be paid in shares of the Company's common stock pursuant to a formula based on the then market price of such stock.  The debt is convertible at $0.90 per share for the first $750,000 drawdown and $1.00 for the remainder.

     Future  draw-downs  are  conditioned  upon the bid  price of the  Company's common stock exceeding $1.00 per share, and the  effectiveness of a registration statement to permit the investor to sell common stock into which the debt may be converted  and which may be issued upon the  exercise of warrants  issued to the investor in  connection  with the line of credit.  The  investor  will be issued warrants to purchase up to 1,250,000 shares of Medix common stock, as draw-downs occur.  The exercise price for such warrants is $1.75,  subject to adjustment in certain circumstances. The funds will be used to support ongoing working capital needs pending a more substantial private equity placement in the near future.

     Medix Chief Executive Officer, John R. Prufeta commented,  "It is extremely gratifying to see continued  interest in our Company among investors,  despite a difficult capital market for all technology  sectors--with e-health no exception.
We  enter  the new year  with  excitement  and  enthusiasm  as we move  into the deployment  stage of our  connectivity  technology  in joint  effort  with major strategic partners in the healthcare industry."

About Medix Resources, Inc.
     Medix  Resources,  Inc.  through its wholly owned  subsidiary  Cymedix Lynx
Corporation  is  the  developer  and  provider  of  the  Cymedix.com(R)suite  of fully-secure,  patented  Internet  based  software  products,  that  will  allow instantaneous  communication  of high value added healthcare  information  among
doctor  offices,   hospitals,  health  management  organizations  and  insurance companies.  Additional  information  about Medix  Resources and its products and services  can be found by  visiting  its Web sites,  www.medixresources.com  and
www.cymedix.com, or by calling (800) 326-8773.

                                      # # #

Information  in this press  release  contains  forward-looking  statements  that involve  risks and  uncertainties  that might  adversely  affect  the  Company's
operating  results  in  the  future  to  a  material  degree.   Such  risks  and
uncertainties include,  without limitation,  the ability of the Company to raise capital to finance the development of its software  products,  the effectiveness and the  marketability of those products,  the ability of the Company to protect its proprietary  information,  and the  establishment of an efficient  corporate
operating   structure  as  the  Company   grows.   These  and  other  risks  and
uncertainties  are presented in detail in the Company's Form 10-KSB for 1999,and its Form  10-QSB  for the third  quarter  of 2000,  which  were  filed  with the
Securities  and Exchange  Commission  on March 30, 2000,  and November 14, 2000,
respectively. This information is available from the SEC or the Company.

           This press release and prior releases are available on the
            KCSA Public Relations Worldwide Web site at www.kcsa.com

        800 Second Avenue       Tel 212 682 6300        E-mail pr@kcsa.com
        New York, NY 10017      Fax 212 697 0910        www.kcsa.com